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                                                                 EXHIBIT 23.3

                        Consent of Independent Auditors

We consent to the incorporation by reference in the Registration Statement on Form S-8 pertaining to the SLM Holding Corporation Deferred Compensation Plan for Key Employees of our report dated January 13, 1997, with respect to the consolidated financial statements of SLM Holding Corporation included in its Annual Report (Form 10-K) for the year ended December 31, 1998 filed with the Securities and Exchange Commission.



Washington, D.C.                       /s/ Ernst & Young LLP
June 14, 1999